Telenav Reports Third Quarter Fiscal 2016 Financial Results
-Automotive Revenue of $34.7 million, up 18% year-over-year
-Location-based Advertising Revenue of $5.2 million, up 28% year-over-year
-Total Billings of $53.1 million, up 25% year-over-year

Santa Clara, Calif. - May 3, 2016 -Telenav®, Inc. (NASDAQ:TNAV), a leader in connected car services, today announced its financial results for the third quarter that ended March 31, 2016.
“Telenav delivered solid results for the third quarter of fiscal 2016, achieving sequential and year-over-year growth in both revenue and billings,” said HP Jin, chairman and CEO of Telenav. “During the quarter, we benefited from the strength in orders from Ford SYNC 2 in Europe. More recently, SYNC 3 with Ford has been officially launched in China following our release of SYNC 3 in North America in 2015. We are very pleased with the positive reviews of the SYNC 3 platform as we progress through the transition from SYNC 2. We believe the strengthening market leadership of our automotive business combined with the increasing momentum in the location-based advertising business are key to our future success in becoming a global leader in the fast growing connected car industry.”
“Following a successful launch in North America, we look forward to consumer adoption of SYNC 3 in international markets,” said Michael Strambi, CFO of Telenav. “As we have noted in the past, revenue recognition for SYNC 3 differs from the SYNC 2 platform. As a result, we expect the transition to result in a sequential decline in revenue for the June quarter, which is reflected in our outlook.”

Financial Highlights

•	Total revenue for the third quarter of fiscal 2016 was $46.3 million, compared with $45.3 million in the second quarter of fiscal 2016 and $42.3 million in the third quarter of fiscal 2015.

•
Automotive revenue was $34.7 million, or 75 percent of total revenue, for the third quarter of fiscal 2016, compared with $31.8 million, or 70 percent of total revenue, in the second quarter of fiscal 2016 and $29.5 million, or 70 percent of total revenue, for the third quarter of fiscal 2015.

•
Advertising revenue was $5.2 million, or 11 percent of total revenue, for the third quarter of fiscal 2016, compared with $6.7 million, or 15 percent of total revenue, for the second quarter of fiscal 2016, and $4.0 million, or 10 percent of total revenue, for the third quarter of fiscal 2015.

•	Billings for the third quarter of fiscal 2016 was $53.1 million, compared with $48.4 million in the second quarter of fiscal 2016 and $42.5 million in the third quarter of fiscal 2015.

•	Deferred revenue at March 31, 2016 was $20.7 million, compared with $13.9 million at December 31, 2015 and $5.4 million at March 31, 2015.

•	Operating expenses for the third quarter of fiscal 2016 were $29.4 million, compared with $27.6 million in second quarter of fiscal 2016 and $30.4 million in the third quarter of fiscal 2015.

•
GAAP net loss for the third quarter of fiscal 2016 was ($9.8) million, or ($0.23) per diluted share, compared with a GAAP net loss of ($6.6) million, or ($0.16) per diluted share, in the second quarter of fiscal 2016 and a GAAP net loss of ($4.8) million, or ($0.12) per diluted share, for the third quarter of fiscal 2015.

•
Adjusted EBITDA for the third quarter of fiscal 2016 was a ($6.4) million loss after adjusting our GAAP net loss for the impact of stock-based compensation expense, depreciation and amortization expense, restructuring accruals and reversals, reversals of accruals related to deferred rent resulting from our lease termination, legal contingencies, interest and other income (expense), net and provision (benefit) for income taxes, compared with a ($4.1) million loss in the second quarter of fiscal 2016 and a ($4.7) million loss in the third quarter of fiscal 2015.

•
Ending cash, cash equivalents and short-term investments, excluding restricted cash, were $108.6 million, and Telenav had no debt as of March 31, 2016. This represented cash and short-term investments of $2.55 per share, based on 42.6 million shares of common stock outstanding as of March 31, 2016.

•	Free cash flow for the third quarter of fiscal 2016 was ($2.0) million, compared with ($0.9) million in the second quarter of fiscal 2016 and $5.8 million in the third quarter of fiscal 2015.

Business Outlook
For the fourth fiscal quarter ending June 30, 2016, Telenav offers the following guidance, which is predicated on management’s judgments.

•	Total revenue is expected to be $40 to $43 million;

•	Automotive revenue is expected to be 72 to 75 percent of total revenue, including approximately $1.5 million of customized software development fee revenue;

•	Advertising revenue is expected to be approximately 14 percent of total revenue;

•	Billings are expected to be $43 to $46 million;

•	GAAP gross margin is expected to be approximately 47 percent;

•	Non-GAAP gross margin is expected to be approximately 48 percent;

•	GAAP operating expenses are expected to be $29.5 to $30.5 million;

•	Non-GAAP operating expenses are expected to be $26.5 to $27.5 million, and represent operating expenses adjusted for the impact of approximately $3.0 million of stock-based compensation expense;

•	Estimated provision (benefit) for income taxes is expected to be de minimis;

•	GAAP net loss is expected to be ($9.5) to ($10.5) million;

•	Diluted GAAP net loss per share is expected to be ($0.22) to ($0.24);

•	Non-GAAP net loss is expected to be ($7.0) to ($8.0) million, and represents GAAP net loss adjusted for the add back of approximately $3.0 million of stock-based compensation expense;

•	Non-GAAP diluted net loss per share is expected to be ($0.16) to ($0.19);

•
Adjusted EBITDA is expected to be ($6.0) to ($7.0) million, and represents GAAP net loss adjusted for the impact of approximately $3.0 million of stock-based compensation expense, and approximately $1.0 million of depreciation and amortization expense, interest and other income (expense), and provision (benefit) from income taxes; and

•	Weighted average diluted shares outstanding are expected to be approximately 43 million.

The above information concerning guidance represents Telenav’s outlook only as of the date hereof, and is subject to change as a result of amendments to material contracts and other changes in business conditions. Telenav undertakes no obligation to update or revise any financial forecast or other forward looking statements, as a result of new developments or otherwise.

Conference Call
The company will host an investor conference call and live webcast at 2:00 p.m. PT (5:00 p.m. ET) today. To access the conference call, dial 888-329-8862 (toll-free, domestic only) or 719-457-2664 (domestic and international toll) and enter pass code 9337624. The webcast will be accessible on Telenav's investor relations website at http://investor.telenav.com. A replay of the conference call will be available for two weeks beginning approximately two hours after its completion. To access the replay, dial 888-203-1112 (toll-free, domestic only) or 719-457-0820 (domestic and international toll) and enter pass code 9337624.

Use of Non-GAAP Financial Measures
Telenav prepares its financial statements in accordance with generally accepted accounting principles for the United States, or GAAP. The non-GAAP financial measures such as billings, change in deferred revenue, change in deferred costs, non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP gross margin, non-GAAP operating expenses, adjusted EBITDA and free cash flow included in this press release are different from those otherwise presented under GAAP.

Telenav has provided these measures in addition to GAAP financial results because management believes these non-GAAP measures help provide a consistent basis for comparison between periods that are not influenced by certain items and therefore are helpful in understanding Telenav’s underlying operating results. These non-GAAP measures are some of the primary measures Telenav’s management uses for planning and forecasting. These measures are not in accordance with, or an alternative to, GAAP and these non-GAAP measures may not be comparable to information provided by other companies.

Billings measure revenue recognized plus the change in deferred revenue from the beginning to the end of the period. We consider billings to be a useful metric for management and investors because billings drive deferred revenue, which is an important indicator of the health and viability of our business. There are a number of limitations related to the use of billings versus revenue calculated in accordance with GAAP. First, billings include amounts that have not yet been recognized as revenue and may require additional services to be provided over contracted service periods. For example, billings related to certain connected solutions cannot be fully recognized as revenue in a given period due to requirements for ongoing provisioning of services such as hosting, monitoring and customer support. Second, we may calculate billings in a manner that is different from peer companies that report similar financial measures. When we use these measures, we compensate for these limitations by providing specific information regarding revenue and evaluating billings together with revenue calculated in accordance with GAAP. We have also provided a breakdown of the calculation of the change in deferred revenue by segment, which is added to revenue in calculating our non-GAAP metric of billings. In connection with our presentation of the change in deferred revenue, we have provided a similar presentation of the change in the related deferred costs. Such deferred costs primarily include costs associated with third party content and in connection with certain customized software solutions, the costs incurred to develop those solutions. As deferred revenue and deferred costs become larger components of our operating results, we believe these metrics are useful in evaluating cash flow.

Non-GAAP net loss and non-GAAP gross margin exclude the impact of stock-based compensation expense, capitalized software and developed technology amortization expense, and other applicable items such as legal contingencies, benefit from income taxes due to change in tax accounting method and amended tax return, restructuring accruals and reversals, and deferred rent reversals due to lease termination, net of taxes or tax benefits, as applicable to each non-GAAP financial metric. Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Stock-based compensation expense has been and will continue to be a significant recurring non-cash expense for Telenav that we exclude from non-GAAP financial metrics. Legal contingencies represent settlements and offers made to settle patent litigation cases in which we are defendants and royalty disputes. Deferred rent reversals represent the reversal of our deferred rent liability that is no longer required due to our facility lease termination. Capitalized software amortization expense represents internal software costs that were capitalized and are charged to expense as the software is used in our operations. Developed technology amortization expense relates to the amortization of acquired intangible assets. Our non-GAAP tax rate differs from the tax rate due to the elimination of any tax effect of stock-based compensation expense, capitalized software and developed technology amortization expense, legal contingencies, restructuring accruals and reversals, and other applicable items that are being eliminated to arrive at the non-GAAP net loss.

Adjusted EBITDA measures our GAAP net loss excluding the impact of stock-based compensation expense, depreciation and amortization, interest and other income (expense), provision (benefit) for income taxes, and other applicable items such as legal contingencies, restructuring accruals and reversals, and deferred rent reversals due to lease termination. We believe this is a useful measure of profitability before the impact of certain non-cash expenses, interest income, income taxes, and certain other items that management believes affect the comparability of operating results. Adjusted EBITDA, while generally a measure of profitability, can also represent a loss.

Free cash flow is a non-GAAP financial measure we define as net cash provided by (used in) operating activities, less purchases of property and equipment. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by our business after purchases of property and equipment.

We determined that it would be meaningful to investors to develop a breakout of the operating results of the advertising business beyond the current GAAP segment reporting of revenue, cost of revenue and gross margin, and we are including such presentation in our non-GAAP reporting results.  This presentation reflects operating expenses that are directly attributable to the advertising business. We are unable to provide a similar breakout of operating results for the automotive and mobile navigation businesses beyond the current GAAP segment reporting of revenue, cost of revenue and gross margin because these segments share many of the same technologies and resources and as such, comprise operating expenses which are not fully attributable to either.   In addition, the reported non-GAAP operating results for the advertising business only include an allocation of certain shared corporate general and administrative costs that directly benefit the business, such as accounting and human resource services.

To reconcile the historical GAAP results to non-GAAP financial metrics, please refer to the reconciliations in the financial statements included in this earnings release.

Forward Looking Statements
This press release contains forward-looking statements that are based on Telenav management's beliefs and assumptions and on information currently available to our management. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, among others; Telenav's ability to develop and implement products for General Motors ("GM") and Toyota and to support GM and Toyota and their customers; adoption by vehicle purchasers of Scout for Cars; Telenav's dependence on a limited number of automotive manufacturers and original equipment manufacturers ("OEM") for a substantial portion of its revenue; Telenav's ability to develop and implement products for Ford's Sync 3 system; the timing transition of Ford to its Sync 3 system and the timing of revenue recognition in connection with the Sync 3 due to different title transfer requirements, particularly outside of the U.S.; potential delays in new orders of Sync 3 as Ford uses its Sync 2 inventory in connection with the Sync 3 transition and the impact of the transition on order timing and delivery; automotive manufacturers, automotive OEM, and consumer acceptance of Scout; Telenav's success in achieving additional design wins from OEM and automotive manufacturers and the delivery dates of automobiles including Telenav's products; Telenav's ability to grow and scale its advertising business through the retention of additional, productive sales personnel, new advertising sales and technology delivery while also achieving cash flow break even and profitability in the advertising business; Telenav incurring losses; competition from other market participants who may provide comparable services to subscribers without charge; Telenav's limited history in the automotive navigation market and the advertising market; the timing of new product releases and vehicle production by Telenav's automotive customers, including inventory procurement and fulfillment; Telenav’s ability to develop search products with Nuance; possible warranty claims, and the impact on consumer perception of its brand; Telenav's ability to develop and support products including OSM, as well as transition existing navigation products to OSM and any economic benefit anticipated from the use of OSM versus proprietary map products; the potential that we may not be able to realize our deferred tax assets and may have to take a reserve against them; Telenav's ability to qualify for tax refunds and credits; and macroeconomic and political conditions in the U.S. and abroad, in particular China. We discuss these risks in greater detail in "Risk factors" and elsewhere in our Form 10-Q for the three months ended December 31, 2015 and other filings with the U.S. Securities and Exchange Commission (SEC), which are available at the SEC's website at www.sec.gov. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management's beliefs and assumptions only as of the date made. You should review our SEC filings carefully and with the understanding that our actual future results may be materially different from what we expect.

About Telenav, Inc.
Telenav is transforming life on the go for people - before, during, and after every drive. Leveraging our location platform, global brands such as Ford, GM, Toyota, and AT&T deliver custom connected car and mobile experiences. Additionally, advertisers such as Nissan, Denny’s, Walmart, and Best Buy reach millions of users with our highly-targeted advertising platform. To learn more about how Telenav’s location platform powers personalized navigation, mapping, big data intelligence, social driving, and location-based ads, visit www.telenav.com.
Copyright 2016 Telenav, Inc. All Rights Reserved.
"Telenav," "Scout," and the Telenav and Scout logos are registered trademarks of Telenav, Inc.  Unless otherwise noted, all other trademarks, service marks, and logos used in this press release are the trademarks, service marks or logos of their respective owners.
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Investor Relations Contact:
Cynthia Hiponia or Erin Rheaume
The Blueshirt Group for Telenav, Inc.
408-990-1265
IR@telenav.com

Telenav, Inc.
Condensed Consolidated Balance Sheets
(in thousands, except par value)

	March 31, 2016	June 30, 2015*
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$15,437	$18,721
Short-term investments	93,147	101,195
Accounts receivable, net of allowances of $75 and $211, at March 31, 2016 and June 30, 2015, respectively	39,434	36,493
Deferred income taxes, net	—	327
Restricted cash	4,687	4,878
Income taxes receivable	5,464	6,080
Deferred costs	1,850	432
Prepaid expenses and other current assets	4,576	3,856
Total current assets	164,595	171,982
Property and equipment, net	5,846	7,126
Deferred income taxes, non-current	722	443
Goodwill and intangible assets, net	36,253	37,528
Deferred costs, non-current	8,567	2,709
Other assets	2,262	4,134
Total assets	$218,245	$223,922
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,438	$830
Accrued compensation	8,064	9,628
Accrued royalties	11,235	9,358
Other accrued expenses	11,984	10,918
Deferred revenue	5,392	2,109
Income taxes payable	237	724
Total current liabilities	43,350	33,567
Deferred rent, non-current	983	4,858
Deferred revenue, non-current	15,315	4,719
Other long-term liabilities	2,673	4,595
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value: 50,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value: 600,000 shares authorized; 42,551 and 40,537 shares issued and outstanding at March 31, 2016 and June 30, 2015, respectively	43	41
Additional paid-in capital	147,822	140,406
Accumulated other comprehensive loss	(1,574)	(1,540)
Retained earnings	9,633	37,276
Total stockholders' equity	155,924	176,183
Total liabilities and stockholders’ equity	$218,245	$223,922

*Derived from audited consolidated financial statements as of and for the year ended June 30, 2015

Telenav, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015

Revenue:
Product	$33,936	$28,915	$96,205	$71,292
Services	12,342	13,371	39,387	45,761
Total revenue	46,278	42,286	135,592	117,053
Cost of revenue:
Product	20,957	15,475	57,404	38,477
Services	5,149	5,364	16,621	17,855
Total cost of revenue	26,106	20,839	74,025	56,332
Gross profit	20,172	21,447	61,567	60,721
Operating expenses:
Research and development	16,990	17,384	51,630	51,002
Sales and marketing	6,793	6,869	20,315	19,775
General and administrative	5,521	5,682	17,600	17,592
Restructuring	107	422	(1,361)	987
Total operating expenses	29,411	30,357	88,184	89,356
Loss from operations	(9,239)	(8,910)	(26,617)	(28,635)
Interest and other income (expense), net	(610)	900	(277)	3,073
Loss before provision (benefit) for income taxes	(9,849)	(8,010)	(26,894)	(25,562)
Provision (benefit) for income taxes	(11)	(3,243)	429	(10,135)
Net loss	$(9,838)	$(4,767)	$(27,323)	$(15,427)

Net loss per share
Basic and diluted	$(0.23)	$(0.12)	$(0.66)	$(0.39)

Weighted average shares used in computing net loss per share
Basic and diluted	42,047	40,140	41,226	39,863

Telenav, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)
	Nine Months Ended March 31,
	2016	2015

Operating activities
Net loss	$(27,323)	$(15,427)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,696	4,054
Amortization of net premium on short-term investments	523	1,099
Stock-based compensation expense	8,887	8,559
Write-off of long term investments	977	460
(Gain) loss on disposal of property and equipment	(15)	10
Bad debt expense	59	33
Changes in operating assets and liabilities:
Accounts receivable	(3,000)	(11,076)
Deferred income taxes	48	1,334
Restricted cash	191	910
Income taxes receivable	616	2,354
Deferred costs	(7,276)	(2,061)
Prepaid expenses and other current assets	(720)	4,452
Other assets	895	277
Accounts payable	5,485	889
Accrued compensation	(1,564)	(5,080)
Accrued royalties	1,877	10,882
Accrued expenses and other liabilities	(2,456)	(2,951)
Income taxes payable	(487)	(82)
Deferred rent	(505)	(1,149)
Deferred revenue	13,879	2,986
Net cash provided by (used in) operating activities	(7,213)	473

Investing activities
Purchases of property and equipment	(1,775)	(650)
Purchases of short-term investments	(38,010)	(101,394)
Purchases of long-term investments	—	(450)
Proceeds from sales and maturities of short-term investments	45,686	109,215
Net cash provided by investing activities	5,901	6,721

Financing activities
Proceeds from exercise of stock options	1,536	3,321
Repurchase of common stock	(570)	(2,519)
Tax withholdings related to net share settlements of restricted stock units	(2,755)	(2,057)
Net cash used in financing activities	(1,789)	(1,255)

Effect of exchange rate changes on cash and cash equivalents	(183)	(1,888)
Net increase (decrease) in cash and cash equivalents	(3,284)	4,051
Cash and cash equivalents, at beginning of period	18,721	14,534
Cash and cash equivalents, at end of period	$15,437	$18,585

Supplemental disclosure of cash flow information
Income taxes paid (received), net	$150	$(10,981)

Telenav, Inc.
Condensed Consolidated Segment Summary
(in thousands, except percentages)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015

Revenue:
Automotive	$34,717	$29,472	$98,306	$73,051
Advertising	5,156	4,019	16,695	12,726
Mobile Navigation	6,405	8,795	20,591	31,276
Total revenue	46,278	42,286	135,592	117,053

Cost of revenue:
Automotive	21,495	15,759	58,947	39,395
Advertising	2,788	2,690	9,538	8,528
Mobile Navigation	1,823	2,390	5,540	8,409
Total cost of revenue	26,106	20,839	74,025	56,332

Gross profit:
Automotive	13,222	13,713	39,359	33,656
Advertising	2,368	1,329	7,157	4,198
Mobile Navigation	4,582	6,405	15,051	22,867
Total gross profit	$20,172	$21,447	$61,567	$60,721

Gross margin:
Automotive	38%	47%	40%	46%
Advertising	46%	33%	43%	33%
Mobile Navigation	72%	73%	73%	73%
Total gross margin	44%	51%	45%	52%

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Revenue to Billings

	Three Months Ended March 31, 2016				Nine Months Ended March 31, 2016
	Auto	Advertising	Mobile Navigation	Total	Auto	Advertising	Mobile Navigation	Total
Revenue	$34,717	$5,156	$6,405	$46,278	$98,306	$16,695	$20,591	$135,592
Adjustments:
Increase (decrease) in deferred revenue	6,992	—	(136)	6,856	14,243	—	(364)	13,879
Billings (Non-GAAP)	$41,709	$5,156	$6,269	$53,134	$112,549	$16,695	$20,227	$149,471

	Three Months Ended March 31, 2015				Nine Months Ended March 31, 2015
	Auto	Advertising	Mobile Navigation	Total	Auto	Advertising	Mobile Navigation	Total
Revenue	$29,472	$4,019	$8,795	$42,286	$73,051	$12,726	$31,276	$117,053
Adjustments:
Increase (decrease) in deferred revenue	297	—	(118)	179	3,650	—	(664)	2,986
Billings (Non-GAAP)	$29,769	$4,019	$8,677	$42,465	$76,701	$12,726	$30,612	$120,039

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Deferred Revenue to Increase (Decrease) in Deferred Revenue
Reconciliation of Deferred Costs to Increase (Decrease) in Deferred Costs

	Automotive		Advertising		Mobile Navigation		Total
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2016	2015	2016	2015	2016	2015	2016	2015
Deferred revenue, March 31	$19,435	$3,780	$—	$—	$1,272	$1,642	$20,707	$5,422
Deferred revenue, December 31	12,443	3,483	—	—	1,408	1,760	13,851	5,243
Increase (decrease) in deferred revenue	$6,992	$297	$—	$—	$(136)	$(118)	$6,856	$179

Deferred costs, March 31	$10,417	$2,561	$—	$—	$—	$—	$10,417	$2,561
Deferred costs, December 31	7,443	1,223	—	—	—	—	7,443	1,223
Increase (decrease) in deferred costs	$2,974	$1,338	$—	$—	$—	$—	$2,974	$1,338

	Automotive		Advertising		Mobile Navigation		Total
	Nine Months Ended March 31,		Nine Months Ended March 31,		Nine Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015	2016	2015	2016	2015
Deferred revenue, March 31	$19,435	$3,780	$—	$—	$1,272	$1,642	$20,707	$5,422
Deferred revenue, June 30	5,192	130	—	—	1,636	2,306	6,828	2,436
Increase (decrease) in deferred revenue	$14,243	$3,650	$—	$—	$(364)	$(664)	$13,879	$2,986

Deferred costs, March 31	$10,417	$2,561	$—	$—	$—	$—	$10,417	$2,561
Deferred costs, June 30	3,141	500	—	—	—	—	3,141	500
Increase (decrease) in deferred costs	$7,276	$2,061	$—	$—	$—	$—	$7,276	$2,061

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands, except per share amounts)

Reconciliation of Net Loss to Non-GAAP Net Loss

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015

Net loss	$(9,838)	$(4,767)	$(27,323)	$(15,427)

Adjustments:
Benefit from income taxes due to change in tax accounting method and amended tax return	—	—	—	(4,061)
Legal contingencies	—	—	750	—
Restructuring accrual (reversal)	107	422	(1,361)	987
Deferred rent reversal due to lease termination	(621)	—	(1,242)	—
Capitalized software and developed technology amortization expense	260	753	1,275	2,523
Stock-based compensation expense:
Cost of revenue	39	15	110	66
Research and development	1,483	1,243	4,712	3,868
Sales and marketing	582	699	2,257	2,193
General and administrative	516	675	1,808	2,432
Total stock-based compensation expense	2,620	2,632	8,887	8,559
Tax effect of adding back adjustments	—	(217)	—	(625)
Non-GAAP net loss	$(7,472)	$(1,177)	$(19,014)	$(8,044)

Non-GAAP net loss per share
Basic and diluted	$(0.18)	$(0.03)	$(0.46)	$(0.20)

Weighted average shares used in computing non-GAAP net loss per share
Basic and diluted	42,047	40,140	41,226	39,863

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015

Net loss	$(9,838)	$(4,767)	$(27,323)	$(15,427)

Adjustments:
Legal contingencies	—	—	750	—
Restructuring accrual (reversal)	107	422	(1,361)	987
Deferred rent reversal due to lease termination	(621)	—	(1,242)	—
Stock-based compensation expense	2,620	2,632	8,887	8,559
Depreciation and amortization expense	780	1,178	2,696	4,054
Interest and other income (expense), net	610	(900)	277	(3,073)
Provision (benefit) for income taxes	(11)	(3,243)	429	(10,135)
Adjusted EBITDA	$(6,353)	$(4,678)	$(16,887)	$(15,035)

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015

Operating expenses	$29,411	$30,357	$88,184	$89,356

Adjustments:
Legal contingencies	—	—	(750)	—
Restructuring accrual (reversal)	(107)	(422)	1,361	(987)
Deferred rent reversal due to lease termination	588	—	1,176	—
Stock-based compensation expense	(2,581)	(2,617)	(8,777)	(8,493)
Non-GAAP operating expenses	$27,311	$27,318	$81,194	$79,876

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in percentages)

Reconciliation of Gross Margin to Non-GAAP Margin

	Automotive		Advertising		Mobile Navigation		Total
	Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,		Three Months Ended March 31,
	2016	2015	2016	2015	2016	2015	2016	2015

Gross margin	38%	47%	46%	33%	72%	73%	44%	51%

Adjustments:
Capitalized software and developed technology amortization expense	1%	—%	—%	11%	1%	1%	1%	2%
Non-GAAP gross margin	39%	47%	46%	44%	73%	74%	45%	53%

	Automotive		Advertising		Mobile Navigation		Total
	Nine Months Ended March 31,		Nine Months Ended March 31,		Nine Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015	2016	2015	2016	2015

Gross margin	40%	46%	43%	33%	73%	73%	45%	52%

Adjustments:
Capitalized software and developed technology amortization expense	1%	1%	4%	10%	1%	1%	1%	2%
Non-GAAP gross margin	41%	47%	47%	43%	74%	74%	46%	54%

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Reconciliation of Net Loss to Free Cash Flow

	Three Months Ended March 31,		Nine Months Ended March 31,
	2016	2015	2016	2015

Net loss	$(9,838)	$(4,767)	$(27,323)	$(15,427)

Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Increase in deferred revenue (1)	6,856	179	13,879	2,986
Increase in deferred costs (1)	(2,974)	(1,338)	(7,276)	(2,061)
Changes in other operating assets and liabilities	1,366	7,285	380	760
Other adjustments (2)	4,039	4,540	13,127	14,215
Net cash provided by (used in) operating activities	(551)	5,899	(7,213)	473
Less: Purchases of property and equipment	(1,443)	(138)	(1,775)	(650)
Free cash flow	$(1,994)	$5,761	$(8,988)	$(177)

(1) Relates primarily to automotive royalties and customized software development fees
(2) Consists primarily of depreciation and amortization and stock-based compensation expense

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Three Months Ended March 31, 2016
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$46,278		$5,156		$34,717	$6,405	$41,122
Cost of revenue	26,106		2,788		21,495	1,823	23,318
Gross profit	20,172		2,368		$13,222	$4,582	17,804
Operating expenses:
Research and development	16,990		978	(2)			16,012
Sales and marketing	6,793		3,606	(2)			3,187
General and administrative	5,521		494	(3)			5,027
Restructuring	107		146				(39)
Total operating expenses:	29,411		5,224				24,187
Loss from operations	(9,239)		(2,856)				(6,383)
Interest and other income (expense), net	(610)		—	(4)			(610)
Loss before provision for income taxes	(9,849)		(2,856)				(6,993)
Benefits for income taxes	(11)		—				(11)
Net loss	$(9,838)	$(9,838)	$(2,856)				$(6,982)

Adjustments:
Legal contingencies		—	—				—
Stock-based compensation expense		2,620	196				2,424
Restructuring accrual (reversal)		107	146				(39)
Deferred rent reversal due to lease termination		(621)	(141)				(480)
Depreciation and amortization expense		780	94				686
Interest and other income (expense), net		610	—	(4)			610
Benefits for income taxes		(11)	—				(11)
Adjusted EBITDA		$(6,353)	$(2,561)				$(3,792)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent research and development and sales and marketing costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Three Months Ended March 31, 2015
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$42,286		$4,019		$29,472	$8,795	$38,267
Cost of revenue	20,839		2,690		15,759	2,390	18,149
Gross profit	21,447		1,329		$13,713	$6,405	20,118
Operating expenses:
Research and development	17,384		1,552	(2)			15,832
Sales and marketing	6,869		3,544	(2)			3,325
General and administrative	5,682		517	(3)			5,165
Restructuring	422		103				319
Total operating expenses:	30,357		5,716				24,641
Loss from operations	(8,910)		(4,387)				(4,523)
Interest and other income (expense), net	900		—	(4)			900
Loss before benefit from income taxes	(8,010)		(4,387)				(3,623)
Benefit from income taxes	(3,243)		(1,612)				(1,631)
Net loss	$(4,767)	$(4,767)	$(2,775)				$(1,992)

Adjustments:
Stock-based compensation expense		2,632	333				2,299
Restructuring accrual		422	103				319
Depreciation and amortization expense		1,178	502				676
Interest and other income (expense), net		(900)	—	(4)			(900)
Benefit from income taxes		(3,243)	(1,612)				(1,631)
Adjusted EBITDA		$(4,678)	$(3,449)				$(1,229)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent research and development and sales and marketing costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Nine Months Ended March 31, 2016
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$135,592		$16,695		$98,306	$20,591	$118,897
Cost of revenue	74,025		9,538		58,947	5,540	64,487
Gross profit	61,567		7,157		$39,359	$15,051	54,410
Operating expenses:
Research and development	51,630		3,508	(2)			48,122
Sales and marketing	20,315		11,097	(2)			9,218
General and administrative	17,600		1,538	(3)			16,062
Restructuring	(1,361)		(229)				(1,132)
Total operating expenses:	88,184		15,914				72,270
Loss from operations	(26,617)		(8,757)				(17,860)
Interest and other income (expense), net	(277)		—	(4)			(277)
Loss before provision for income taxes	(26,894)		(8,757)				(18,137)
Provision for income taxes	429		—				429
Net loss	$(27,323)	$(27,323)	$(8,757)				$(18,566)

Adjustments:
Legal contingencies		750	—				750
Stock-based compensation expense		8,887	855				8,032
Restructuring accrual (reversal)		(1,361)	(229)				(1,132)
Deferred rent reversal due to lease termination		(1,242)	(300)				(942)
Depreciation and amortization expense		2,696	750				1,946
Interest and other income (expense), net		277	—	(4)			277
Provision for income taxes		429	—				429
Adjusted EBITDA		$(16,887)	$(7,681)				$(9,206)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent research and development and sales and marketing costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.

Telenav, Inc.
Unaudited Reconciliation of Non-GAAP Adjustments
(in thousands)

Non-GAAP metrics for the Advertising segment and the combined Automotive and Mobile Navigation segments

	Nine Months Ended March 31, 2015
	GAAP Consolidated	Non-GAAP Consolidated	Non-GAAP Advertising		Automotive (1)	Mobile Navigation (1)	Total Non-GAAP Automotive and Mobile Navigation (1)

Revenue	$117,053		$12,726		$73,051	$31,276	$104,327
Cost of revenue	56,332		8,528		39,395	8,409	47,804
Gross profit	60,721		4,198		$33,656	$22,867	56,523
Operating expenses:
Research and development	51,002		4,482	(2)			46,520
Sales and marketing	19,775		10,069	(2)			9,706
General and administrative	17,592		1,610	(3)			15,982
Restructuring	987		235				752
Total operating expenses:	89,356		16,396				72,960
Loss from operations	(28,635)		(12,198)				(16,437)
Interest and other income (expense), net	3,073		—	(4)			3,073
Loss before benefit from income taxes	(25,562)		(12,198)				(13,364)
Benefit from income taxes	(10,135)		(3,396)				(6,739)
Net loss	$(15,427)	$(15,427)	$(8,802)				$(6,625)

Adjustments:
Stock-based compensation expense		8,559	1,427				7,132
Restructuring accrual		987	235				752
Depreciation and amortization expense		4,054	1,546				2,508
Interest and other income (expense), net		(3,073)	—	(4)			(3,073)
Benefit from income taxes		(10,135)	(3,396)				(6,739)
Adjusted EBITDA		$(15,035)	$(8,990)				$(6,045)

(1) Automotive and mobile navigation segments share many of the same technologies and resources. Accordingly, we are unable to allocate the operating expenses, other income (expense), net and provision (benefit) for income taxes to these individual segments.

For purposes of calculating the Non-GAAP net loss attributable to the advertising segment :
(2) These expenses represent research and development and sales and marketing costs directly attributable to the advertising segment.
(3) These expenses represent actual general and administrative costs directly attributable to the advertising segment as well as an allocation of certain shared corporate costs that directly benefit the advertising segment such as accounting and human resource services.

(4) Expenses or income cannot be directly allocated to the advertising segment.